Exhibit 10.6

                                William K. Mackey
                         9632 N.W. 7th Circle, Ste 1724
                              Plantation, Fl. 33324

September  29,  2004

Frederic  P.  Zotos,  Esquire
28  Old  Coach  Road
Cohasset,  Ma.  02025

Re:  Service  Agreement

Dear  Fred,

This letter agreement ("Agreement ") outlines the terms and conditions under which William K. Mackey ("Consultant"), will act as a corporate financial advisor to Pathogenics, LLC. ("Company").

Accordingly, and in consideration for the mutual benefit derived here from and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, we agree as follows:

1. ENGAGEMENT. The Company hereby engages and retains the Consultant as a financial advisor for and on the Company's behalf to perform services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth. The Company's engagement of the Consultant shall commence with the execution of this Agreement. During the course of this engagement, Consultant shall report to Frederic P. Zotos, President and CEO of the Company.

2.   SERVICES.   During  the  twelve (12) month term of this Agreement ("Term"), the Consultant shall aid and assist the Company in connection with a multi faceted corporate finance project comprised of enhancing the Company's shareholder value through (i) introductions to bridge finance lenders ("Bridge Loan") (ii) introducing the Company to a suitable candidate for the purposes of a reverse merger ("Reverse Merger") (iii) preparing and executing a plan with management to gain exposure for the Company (iv) introducing the Company to both domestic and international financing sources ("Reg. S Funding") (v) assisting the Company in the development of a presentation to investors. The foregoing is hereinafter collectively referred to as the "Services," which are further described in the "Proposed Timetable" and "Proposed Capital Plan" attached as exhibits hereto. THE SERVICES SHALL SPECIFICALLY EXCLUDE THE FURNISHING OF LEGAL, ACCOUNTING, INVESTMENT OR TAX ADVISOR SERVICES.

3.   COMPENSATION.   In  consideration  for  the  Services,  the  Company hereby agrees to pay to the Consultant and the Consultant hereby accepts as its sole compensation for the Services the following:

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      A.  Monthly  Retainer.  A  retainer in the amount of $7500 for each of the
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first three months, which shall be accrued prior to execution the Bridge Loan of
$250,000  and shall be paid in arrears only after receipt thereof.   Thereafter,
a retainer in the amount of $6000 per month for the balance of the Agreement, which shall be accrued prior to execution the Reg. S Funding in excess of
$1,000,000  and  shall  be  paid  in  arrears only after receipt thereof.   Each
payment  shall  be  due  by  the  10th  of  the  current  month.

        B.  Equity.  Upon  completion  of the Reverse Merger, Consultant will be
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issued  common  stock shares of the Company.  Since the capital structure of the
Company post Reverse Merger is not yet decided, the parties agree to leave the determination of the exact amount of shares until the date of the Reverse Merger transaction. Nonetheless, by way of example, the parties agree that a reasonable amount would be to issue the Consultant common stock of 900,000 shares of the Company post Reverse Merger with 300,000 being free trading and the balance to be restricted for one (1) year with piggyback registration rights (based upon the Company's founders and insiders having 50 million shares with options).

4. EXPENSES. It is expressly agreed and understood that the Consultant's compensation as provided herein does not include the normal out-of-pocket expenses, including but not limited to long distance communication, airfare, hotel lodging and meals, transportation, express mail, etc. incurred by the Consultant in performing the Services and carrying out the Consultant's duties under this Agreement. The Consultant agrees to seek pre-approval from the Company for any individual expenses in excess of $100.00, and any cumulative monthly expenses in excess of $500. All expenses shall be accrued prior to execution the Bridge Loan of $250,000 and shall be paid in arrears only after receipt thereof. Thereafter, all invoiced expenses will be due upon submitted receipt.

5.  REPRESENTATIONS  AND  WARRANTIES.   In  order  to implement the operation of
this Agreement, the Consultant and the Company hereby represent to each other as follows:

    A. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, or other instrument to which either the Consultant or the Company is a party or by which either the Consultant or the Company may be bound or affected;

    B. The Consultant and the Company each have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated; and,

    C. The Company has taken all corporate action necessary to ratify and approve this Agreement.

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6.  CONFIDENTIAL  DATA.  Neither the Consultant nor the Company shall divulge to others, any secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of each other (which is identified as being secret or confidential) obtained by either the Consultant or the Company as a result of the Consultant's engagement hereunder, unless authorized, in writing.

7. INDEPENDENT CONTRACTOR. The Consultant and the Company shall be deemed to be independent contractors in the performance of their duties hereunder. Neither shall, by reason of this Agreement or the performance of their respective duties hereunder, be or be deemed to be an employee, partner, co-venturer or controlling person of the other and, except as specifically authorized by this Agreement. Neither party shall have the power to enter into any agreement on behalf of or otherwise bind the other. Except with respect to confidential and proprietary information as hereinabove enumerated, neither shall have, or be deemed to have, any fiduciary obligation or duties to any other.

8. GOVERNING LAW, FORUM. The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the substantive laws of the State of New York. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement, shall be submitted to the New York Supreme Court, New York County for determination pursuant to the New York Simplified Procedure for Court Determination of Disputes and each party waives any objection to the laying of the venue of such suit and irrevocably submits to the jurisdiction of such Court.

9. TERM AND TERMINATION. The term of the Agreement shall commence on the execution hereof and shall continue for twelve (12) months. The Company shall have the right, anytime after the 120th day of this Agreement, on 30 days written notice to the Consultant, to terminate this Agreement for any reason. No termination of this Agreement shall adversely affect the Consultant's rights to receive or retain the compensation previously earned or paid.

10. MISCELLANEOUS. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service, to the Consultant and/ or the Company at the address appearing herein, and shall count from the date of the mailing or the date after the date of the air bill. This Agreement is binding upon and shall inure to the benefit of and shall be enforceable against the Consultant and the Company, and their successors and assigns.

This Agreement shall not be amended or assigned without the prior written consent of the Consultant and the Company. This Agreement is intended to and does contain and embody herein all the parties' understandings and agreements, both written or oral, with respect to the subject matter of this Agreement. There are no representations, warranties or covenants other than those set forth herein.

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If  the  foregoing  correctly  sets forth the understanding and agreement of the
Consultant and the Company, please indicate your acceptance by signing the enclosed copy of this Agreement in the indicated space and returning the same to the undersigned at your earliest convenience.

Very  Truly  Yours,

                                               Agreed  To  and  Accepted:

                                               Pathogenics,LLC.

/s/ William K. Mackey                          /s/ Frederic P. Zotos
William  K.  Mackey                            Frederic P. Zotos

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